Exhibit 99.1

TICC Declares First Quarter 2007 Dividend of $0.36 per Share and Reports Earnings of approximately $0.38 and $1.35 per Share for the Quarter and the Year Ended December 31, 2006, Respectively

Record Quarterly Net Increase in Net Assets Resulting From Operations

GREENWICH, CT – (MARKET WIRE) - 3/07/2007 – Technology Investment Capital Corp. (Nasdaq: TICC) announced today that its Board of Directors has declared a dividend of $0.36 per share for the first quarter of 2007.

The dividend is payable as follows:

•	Payable Date: March 30, 2007

•	Record Date: March 9, 2007

In addition, TICC announced its unaudited financial results for the quarter and year ended December 31, 2006.

HIGHLIGHTS

•

We had a net increase in net assets resulting from operations of approximately $7.4 million, or approximately $0.38 per share, for the fourth quarter of 2006. The net increase in net assets resulting from operations consisted of net investment income of approximately $7.6 million, or approximately $0.39 per share, and net realized losses and unrealized capital depreciation of approximately $0.2 million, or approximately $0.01 per share.

•

For the year ended December 31, 2006 we had a net increase in net assets resulting from operations of approximately $26.3 million, or approximately $1.35 per share. The net increase in net assets resulting from operations consisted of net investment income of approximately $25.4 million, or approximately $1.30 per share, and net realized gains and unrealized capital appreciation of approximately $0.9 million, or approximately $0.05 per share.

•

Investment activity for the fourth quarter amounted to approximately $55.0 million, and consisted of three investments in new portfolio companies and four additional investments in existing portfolio companies as follows:

•	Fusionstorm: $15 million investment in senior subordinated unsecured notes with warrants

•	SCS Holdings II, Inc: $14.5 million investment in second lien senior secured notes

•	Punch Software LLC: $9.0 million investment in senior secured notes with warrants

•	The CAPS Group: $5.0 million investment in senior secured notes

•	Falcon Communications, Inc: $4.5 million investment in senior unsecured notes with a simultaneous sale of $2 million of equity held by TICC.

•	$3.0 million investment in senior secured notes with warrants issued by an existing portfolio company that operates a web hosting business.

•	WHITTMANHART, Inc: $6.0 million investment in senior secured notes

•	We declared a special dividend of $0.12 per share during the fourth quarter of 2006 payable on January 17, 2007 to holders of record as of December 29, 2006.

•	At December 31, 2006, the weighted average yield on our debt investments, excluding cash and cash equivalents, was approximately 12.7%.

•	At December 31, 2006, our net asset value per share was approximately $13.77.

•	During the fourth quarter we received a $400,000 dividend payment resulting from the equity position we hold in conjunction with our investment in senior secured notes issued by Ai Squared.

•

The total weighted internal rate of return on TICC exited investments as of December 31, 2006 was approximately 14.4%. Excluding the exit related to MortgageIT, Inc. during 2006, the IRR was approximately 20.7%.

•	We invested approximately $191.0 million in 17 transactions during 2006 and received debt repayments of approximately $76.6 million.

•	Our investment portfolio grew from approximately $211.4 million as of December 31, 2005 to approximately $326.2 million as of December 31, 2006.

We will host a conference call to discuss our annual and fourth quarter results today, Wednesday, March 7th at 10:00 AM EST. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 286 and the access code is 230664.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2006 when it becomes available, and subsequent reports on Form 10-Q as they are filed.

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	December 31, 2006	December 31, 2005
ASSETS
Investments, at fair value (cost: $325,660,997 @ 12/31/06; $211,218,202 @ 12/31/05)
Non-affiliated investments	$303,933,738	$211,398,202
Affiliated investments	22,251,122	0

Total investments at fair value	326,184,860	211,398,202

Cash and cash equivalents	5,181,512	55,811,584
Interest receivable - debt investments	3,203,947	2,022,660
Interest receivable - cash and cash equivalents	12,358	3,271
Securities sold not settled	0	773,486
Prepaid expenses	230,975	72,740
Other assets	6,094	25,875

Total assets	$334,819,746	$270,107,818

LIABILITIES
Investment advisory fee payable to affiliate	$1,995,517	$1,498,813
Dividends payable	2,364,699	2,316,528
Accrued expenses	624,185	187,001
Accrued offering expenses	0	200,000
Loans payable	58,500,000	0

Total liabilities	63,484,401	4,202,342

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 19,705,824 and 19,304,401 issued and outstanding, respectively	197,058	193,044
Capital in excess of par value	269,909,732	263,885,376
Unrealized net appreciation on investments	523,863	180,000
Accumulated net realized gains on investments	320,139	1,739,015
Distributions less than (in excess of) investment income	384,553	(91,959)

Total net assets	271,335,345	265,905,476

Total liabilities and net assets	$334,819,746	$270,107,818

Net asset value per common share	$13.77	$13.77

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED DECEMBER 31, 2006	THREE MONTHS ENDED DECEMBER 31, 2005	YEAR ENDED DECEMBER 31, 2006	YEAR ENDED DECEMBER 31, 2005
INVESTMENT INCOME
From non-affiliated investments:
Interest Income - debt investments	$9,058,345	$5,579,417	$30,490,365	$17,162,052
Interest Income - cash and cash equivalents	127,327	169,985	682,760	1,022,852
Other Income	1,048,595	603,264	3,342,713	3,615,633

Total Investment Income from non-affiliated investments	10,234,267	6,352,666	34,515,838	21,800,537

From affiliated investments:
Interest Income - debt investments	848,365	0	1,031,389	0
Other Income	400,000	0	400,000	0

Total investment income from affiliated investments	1,248,365	0	1,431,389	0

Total investment income	11,482,632	6,352,666	35,947,227	21,800,537

EXPENSES
Salaries and benefits	229,244	105,471	712,301	724,784
Investment advisory fees	1,995,518	1,584,408	6,240,055	4,345,637
Professional fees	313,113	178,347	1,059,918	1,102,255
Interest expense	1,107,869	454,642	1,896,903	546,516
Insurance	20,708	23,542	82,155	98,860
Directors’ fees	45,750	32,250	168,750	135,000
Transfer agent and custodian fees	26,764	22,505	105,776	93,906
General and administrative	75,064	142,847	280,551	368,457

Total Expenses	3,814,029	2,544,012	10,546,409	7,415,415

NET INVESTMENT INCOME	7,668,603	3,808,654	25,400,818	14,385,122

NET CHANGE IN UNREALIZED APPRECIATION ON INVESTMENTS	(565,445)	(59,000)	343,863	180,000

NET REALIZED GAINS ON INVESTMENTS	340,893	1,739,015	586,491	1,739,015

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$7,444,050	$5,488,669	$26,331,172	$16,304,137

Net increase in net assets resulting from operations per common share:
Basic and Diluted	$0.38	$0.37	$1.35	$1.21
Weighted average shares of common stock outstanding:
Basic and Diluted	19,619,077	14,653,320	19,491,588	13,459,343

TECHNOLOGY INVESTMENT CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Year ended December 31, 2006	Year ended December 31, 2005	Year ended December 31, 2004	Period from July 21, 2003 (Inception) through December 31, 2003
Per Share Data
Net asset value at beginning of period	$13.77	$13.71	$13.80	$15.00

Net investment income (loss)(1)	1.30	1.07	0.33	(0.06)
Net realized and unrealized capital gains(2)	0.05	0.14	0.01	0.00
Effect of shares issued, net of offering expenses	0.03	(0.14)	0.00	(1.14)

Total from investment operations	1.38	1.07	0.34	(1.20)

Dividends from net investment income	(1.28)	(1.01)	(0.33)	(0.00)
Distributions from net realized capital gains	(0.10)	(0.00)	(0.00)	(0.00)
Tax return of capital distributions	(0.00)	(0.00)	(0.10)	(0.00)

Total distributions	(1.38)	(1.01)	(0.43)	(0.00)

Net asset value at end of period	$13.77	$13.77	$13.71	$13.80

Per share market value at beginning of period	$15.10	$15.01	$15.55	$15.00
Per share market value at end of period	$16.14	$15.10	$15.01	$15.55
Total return(3)	17.02%	7.47%	(0.71%)	3.67%
Shares outstanding at end of period	19,705,824	19,304,401	10,157,848	10,000,100
Ratios/Supplemental Data
Net assets at end of period (000’s)	$271,335	$265,905	$139,262	$137,970
Average net assets (000’s)	270,309	184,715	137,568	28,703
Ratio of expenses to average net assets	3.90%	4.00%	2.90%	2.40%
Ratio of expenses, excluding interest expense, to average net assets	3.20%	3.72%	2.90%	2.40%
Ratio of net investment income to average net assets	9.40%	7.80%	2.40%	(2.00%)

(1)	Represents per share net investment income (loss) for the period, based upon average shares outstanding.

(2)	Includes rounding adjustment to reconcile change in net asset value per share.

(3)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return from inception through December 31, 2003 has not been annualized.

About Technology Investment Capital Corp.

We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

For further information contact:

Bruce Rubin

(203) 983-5280

Patrick Conroy

(203) 983-5282